Exhibit 99

LOCKHEED MARTIN RE-AFFIRMS EARNINGS OUTLOOK

BETHESDA, Maryland, October 26, 2006 — Lockheed Martin Corporation (NYSE: LMT) today reaffirmed its financial outlook for 2006 and 2007 as issued with its quarterly earnings release dated October 24, 2006. Subsequent recent press reports describing the restructuring of the Corporation’s C-130J tactical transport aircraft contract suggested that an incremental charge to earnings might be forthcoming. Lockheed Martin clarified that it has been working cooperatively with its customer to reduce costs on the program for over a year, and that the results of the restructuring of the C-130J contract had been anticipated and incorporated into the Corporation’s 2006 and 2007 financial outlook. The Corporation also reaffirmed that it remains committed to providing the best value solutions to its customers in support of their critical mission needs as the most effective means of delivering value for its shareholders.

Headquartered in Bethesda, Md., Lockheed Martin employs about 140,000 people worldwide and is principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. The corporation reported 2005 sales of $37.2 billion.

Contact:

NEWS MEDIA CONTACT: Tom Jurkowsky, (301) 897-6352

INVESTOR RELATIONS CONTACT: Jerry Kircher, (301) 897-6584

FORWARD-LOOKING STATEMENTS

Statements in this release that are “forward-looking statements” are based on Lockheed Martin’s current expectations and assumptions. Forward-looking statements in this release include estimates of future sales, earnings and cash flow. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results could differ materially because of factors such as: the availability of government funding for our products and services both domestically and internationally; changes in government and customer priorities and requirements (including changes to respond to Department of Defense reviews, Congressional actions, budgetary constraints, cost-cutting initiatives, terrorist threats and homeland security); the impact of continued military operations in Iraq and Afghanistan on funding for existing defense programs; the award or termination of contracts; return on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of product deliveries; materials availability and performance by key suppliers, subcontractors and customers; charges from any future impairment reviews that may result in the recognition of losses and a reduction in the book value of goodwill or other long-term assets; the future impact of legislation, changes in accounting or tax rules, export policies; the future impact of acquisitions or divestitures, joint ventures or teaming arrangements; the outcome of legal proceedings and other contingencies (including lawsuits, government investigations or audits, government/regulatory and environmental remediation efforts); the competitive environment for the Corporation’s products and services; and economic, business and political conditions domestically and internationally.

These are only some of the factors that may affect the forward-looking statements contained in this press release. For further information regarding risks and uncertainties associated with Lockheed Martin’s business, please refer to the Corporation’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” and “Legal Proceedings” sections of the Corporation’s 2005 annual report on Form 10-K, which may be obtained at the Corporation’s website: http://www.lockheedmartin.com.

It is the Corporation’s policy to only update or reconfirm its financial projections by issuing a press release. The Corporation generally plans to provide a forward-looking outlook as part of its quarterly earnings release but reserves the right to provide an outlook at different intervals or to revise its practice in future periods. All information in this release is as of October 26, 2006. Lockheed Martin undertakes no duty to update any forward-looking statement to reflect subsequent events, actual results or changes in the Corporation’s expectations. We also disclaim any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.